Exhibit 4.15.14

CONSENT

UNDER DEBTOR-IN-POSSESSION CREDIT AGREEMENT

CONSENT UNDER DEBTOR-IN-POSSESSION CREDIT AGREEMENT (“this Consent”), dated as of May 12, 2006, among FOAMEX L.P., as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, certain of its affiliates as guarantors, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Foamex Canada Inc. as a debtor company and applicant under the Companies’ Creditors Arrangement Act (Canada) as a guarantor, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, General Electric Capital Corporation, as syndication agent, and Wachovia Bank, National Association and Wells Fargo Foothill, LLC, as co-documentation agents, are parties to a certain Debtor-in-Possession Credit Agreement, dated as of September 22, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower desires to amend the Term Loan B Agreement to reduce the interest rate payable on the term loans made thereunder, add a leverage ratio financial covenant and modify certain test amounts in the minimum EBITDA financial covenant;

NOW, THEREFORE, subject to the condition precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent hereby agree as follows:

SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2.  CONSENT. The Majority Lenders and the Administrative Agent hereby consent to the amendment to the Term Loan B Agreement in the form attached hereto as Exhibit A; provided, that such consent shall be in effect only until 12:01 a.m. (New York time) on July 1, 2006 (or such later date as the Administrative Agent shall agree to in writing) unless prior to such time (i) the Borrower, the Guarantors, the requisite Lenders and the Administrative Agent shall have entered into an amendment to the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, providing for (1) the inclusion into the Credit Agreement of (x) the leverage ratio financial covenant (and related definitions) set forth in Exhibit A on the same terms as therein set forth and (y) an immediate Event of Default (without any grace period or notice requirements) if such leverage ratio financial covenant shall be breached and (2) the amendment and restatement of the minimum EBITDA financial covenant in the Credit Agreement (Section 7.25) to be consistent with the amendment and restatement of the minimum EBITDA financial covenant in the Term Loan B Agreement set forth in Exhibit A and (ii) the requisite lenders under the Term Loan B Agreement shall have consented in writing to such amendment to the Credit Agreement pursuant to a consent in form and substance acceptable to the Administrative Agent. The Borrower and the Guarantors hereby agree to the terms of the above consent.

SECTION 3. EFFECTIVENESS. This Consent shall become effective on such date as counterparts of this Consent executed by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

SECTION 4. COUNTERPARTS. This Consent may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Consent shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 5. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Consent, all references in the Credit Agreement to “this Agreement”, “hereof”, “herein”, and similar terms shall mean and refer to the Credit Agreement, as modified by this Consent, and all references in other documents to the Credit Agreement shall mean such agreement as modified by this Consent.

SECTION 6. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

“BORROWER”

FOAMEX L.P., a Debtor and Debtor-in-Possession

By:	FMXI, Inc., its Managing General Partner,
a Debtor and Debtor-in-Possession

By: /s/ George L. Karpinski
Title: Vice President

“GUARANTORS”

FOAMEX L.P., a Debtor and Debtor-in-Possession

By:	FMXI, Inc., its Managing General Partner,
a Debtor and Debtor-in-Possession

By: /s/ George L. Karpinski
Title: Vice President

FMXI, INC., a Debtor and Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX INTERNATIONAL INC., a Debtor and
Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Senior Vice President

FOAMEX CANADA INC., a Debtor Company and
Applicant

By:	/s/ George L. Karpinski
Title:	Treasurer

FOAMEX CAPITAL CORPORATION, a Debtor
and Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX LATIN AMERICA, INC., a Debtor and
Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX MEXICO, INC., a Debtor and Debtor-
in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX MEXICO II, INC., a Debtor and Debtor-
in Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX ASIA, INC., a Debtor and Debtor-in-
Possession

By:	/s/ George L. Karpinski
Title:	Vice President

FOAMEX CARPET CUSHION LLC, a Debtor and
Debtor-in-Possession

By:	/s/ George L. Karpinski
Title:	Vice President

“ADMINISTRATIVE AGENT”

BANK OF AMERICA, N.A., as the Administrative Agent

By:	/s/ William J. Wilson
Title:	Vice President

“LENDERS”

BANK OF AMERICA, N.A.

By:	/s/ William J. Wilson
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Title:

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:
Title:

WELLS FARGO FOOTHILL, LLC

By:	/s/ Juan Barrera
Title:	Vice President

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.

By:	/s/ James Betz
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Matthew V. DeFranco
Title:	Assistant Vice President

EXHIBIT A

[TERM LOAN B AMENDMENT]